SECURITIES AND EXCHANGE COMMISSION

                      Washington, DC  20549

                            FORM 8-K

                         CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 8, 1998

                       ELECTROSOURCE, INC.

     (Exact name of registrant as specified in its charter)

        Delaware              0-16323            74-2466304
    (State or other         (Commission        (IRS Employer
    jurisdiction of        File Number)    Identification Number)
     incorporation)

   2809 IH 35 South,
   San Marcos, Texas                               78666
 (Address of principal                           (Zip code)
   executive offices)

Registrant's telephone number, including area code: (512) 753-6500

Previous address:
   (Former name or former address, if changed since last report)



Item 5.  Other Events.

      Registrant attaches as Exhibit "A" hereto a condensed unaudited balance sheet as of June 30, 1998, which discloses net tangible assets in excess of $3,000,000. This report is being filed pursuant to a notification from Nasdaq dated July 1, 1998 requiring the Company to make a public filing on or before July 10, 1998 with the Securities and Exchange Commission and Nasdaq evidencing $3,000,000 in net tangible assets.

      The increase in net tangible assets from March 31, 1998 to June 30, 1998 was primarily due to the sale of shares in June to Kamkorp Limited ("Kamkorp") in accordance with the terms of a Stock Purchase Agreement and the completion of an agreement with Corning Incorporated ("Corning") to satisfy all of the convertible debt and accrued interest owed to Corning. The sale of 2,700,000 shares to Kamkorp for $2,700,000 resulted in a corresponding increase in net tangible assets. The payment to Corning of $1,500,000 in cash in full satisfaction of all obligations owed to Corning resulted in an extraordinary gain from the early extinguishment of debt of approximately $3,500,000. Additionally, the Company issued options to purchase shares of the Company's stock at agreed upon prices to Corning in June 1998 with an estimated fair value of approximately $300,000 in full satisfaction of its obligations to Corning for services provided by Corning under a research and development agreement which concluded in June. The fair value of such options had been previously expensed. The transactions with Corning resulted in an increase in net tangible assets of approximately $3,800,000 for the quarter ended June 30, 1998. These increases were offset by a loss from operations for the quarter ended June 30, 1998 of approximately $2,100,000.


                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTROSOURCE, INC.



By:  /s/ Mary Beth Koenig
  Mary Beth Koenig
  Treasurer/Controller
  Chief Accounting Officer

Date:  July 8, 1998

EXHIBIT "A"

                       Electrosource, Inc.
                Condensed Unaudited Balance Sheet
                          June 30, 1998

ASSETS

CURRENT ASSETS
  Cash and cash equivalents                                  $   648,788
  Trade receivables                                              177,842
  Inventories                                                    338,382
  Prepaid expenses and other assets                               47,029
TOTAL CURRENT ASSETS                                           1,212,041

PROPERTY AND EQUIPMENT, net                                    3,782,118

INTANGIBLE ASSETS, net                                         1,364,787

OTHER ASSETS                                                       7,000
TOTAL ASSETS                                                 $ 6,365,946

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
  Accounts payable                                           $   462,940
  Accrued liabilities                                          1,320,421
  Deferred revenue and advance payments on batteries           1,049,210
  Current portion of capital lease obligations                    74,317
TOTAL CURRENT LIABILITIES                                      2,906,888

CAPITAL LEASE OBLIGATIONS (less current portion)                 111,155

SHAREHOLDERS' EQUITY (DEFICIT)
  Common Stock, par value $1.00 per share, authorized
   50,000,000 shares; issued and outstanding 7,234,531         7,234,531
  Preferred Stock, par value $1.00 per share; authorized
   10,000,000 shares, no shares issued or outstanding                  _
  Common Stock subscription receivable                          (467,663)
  Warrants                                                             _
  Paid in capital                                             51,446,508
  Accumulated deficit                                        (54,865,473)
                                                               3,347,903
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)         $ 6,365,946